Exhibit 99.1

Media Contact:

Margaret Kirch Cohen, +1 312-696-6383 or margaret.cohen@morningstar.com

FOR IMMEDIATE RELEASE

Morningstar Announces Appointment of James Tanner as Global Head of Business Development and Sales; Scott Cooley to Step Down as CFO

CHICAGO, Jan. 9, 2013—Morningstar, Inc. (Nasdaq: MORN), a leading provider of independent investment research, today announced two senior management changes. Scott Cooley, chief financial officer, will be stepping down from his role this year. The company expects him to remain chief financial officer until Morningstar names a replacement. Cooley, 44, has served as Morningstar’s chief financial officer since 2007. In addition, James Tanner, 52, has joined Morningstar as head of business development and sales.

Joe Mansueto, chairman and chief executive officer of Morningstar, said, “Scott came to Morningstar as a stock analyst 17 years ago and has held many leadership roles within the firm. He has done a superb job as CFO. I hate to see him leave this post, but I understand that he is ready for a new challenge. Scott is considering several options, including going back to school to pursue a doctorate or staying with Morningstar in a research capacity. He’s going to take some time to think about the next chapter in his life, which I hope will include a role at Morningstar.”

Mansueto added, “We’re thrilled that Jim is joining Morningstar’s senior management team. Jim founded Wall Street on Demand, a very successful company that was acquired by UK-based Markit two years ago. We’ve long admired Jim’s customer-centric approach to business. His appointment adds even more firepower to the strong sales management team we have in place.”

“For the last 25 years, I have watched as Morningstar has become a premier research and information provider,” Tanner said. “I am proud and honored to be given the opportunity to join such an amazing team.”

Tanner most recently served as Markit’s vice chairman of business development and before that its head of global distribution. He holds a master’s degree in business administration from Harvard and a bachelor’s degree in Russian language and literature from Haverford College.

About Morningstar, Inc.

Morningstar, Inc. is a leading provider of independent investment research in North America, Europe, Australia, and Asia. The company offers an extensive line of products and services for individuals, financial advisors, and institutions. Morningstar provides data on more than 385,000 investment offerings, including stocks, mutual funds, and similar vehicles, along with real-time global market data on more than 8 million equities, indexes, futures, options, commodities, and precious metals, in addition to foreign exchange and Treasury markets. Morningstar also offers investment management services through its registered investment advisor subsidiaries and has approximately $195 billion in assets under advisement and management as of Sept. 30, 2012. The company has operations in 27 countries.

Caution Concerning Forward-Looking Statements

This press release contains forward-looking statements as that term is used in the Private Securities Litigation Reform Act of 1995. These statements are based on our current expectations about future events or future financial performance. Forward-looking statements by their nature address matters that are, to different degrees, uncertain, and often contain words such as “may,” “could,” “expect,” “intend,” “plan,” “seek,” “anticipate,” “believe,” “estimate,” “predict,” “potential,” or “continue.” These statements involve known and unknown risks and uncertainties that may cause the events we discussed not to occur or to differ significantly from what we expected. For us, these risks and uncertainties include, among others, general industry conditions and competition, including current global financial uncertainty; the impact of market volatility on revenue from asset-based fees; damage to our reputation resulting from claims made about possible conflicts of interest; liability for any losses that result from an actual or claimed breach of our fiduciary duties; financial services industry consolidation; liability related to the storage of personal information about our users; a prolonged outage of our database and network facilities; challenges faced by our non-U.S. operations; and the availability of free or low-cost investment information. A more complete description of these risks and uncertainties can be found in our filings with the Securities and Exchange Commission, including our Annual Report on Form 10-K for the year ended December 31, 2011. If any of these risks and uncertainties materialize, our actual future results may vary significantly from what we expected. We do not undertake to update our forward-looking statements as a result of new information or future events.

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